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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                 FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                     New York                                 13-3461988
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   (JURISDICTION OF INCORPORATION OR ORGANIZATION)          (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)


Two Ledgemont Center, 95 Hayden Avenue, Lexington, MA            02173
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


    If this Form relates to the         If this Form relates to the registration
    registration of a class of debt     of a class of debt securities and is to
    securities and is effective upon    become effective simultaneously with
    filing pursuant to General          the effectiveness of a concurrent
    Instruction A(c)(1) please check    registration statement under the
    the following box  / /              Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please
                                        check the following box  / /


Securities to be registered pursuant to Section 12(b) of the Act:


        TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED


           Not Applicable                          Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

       Class D Special Dividend Preferred Stock, par value $.10 per share
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                                (TITLE OF CLASS)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.         DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

                The information required by this item is incorporated by reference to the information set forth under the caption "DESCRIPTION OF NEW PREFERRED SHARES," in the Proxy Statement of W. R. Grace & Co. (subsequently renamed Fresenius National Medical Care Holdings, Inc.), dated August 2, 1996 (which Proxy Statement also constitutes the Proxy Statement of Fresenius USA, Inc. and the Prospectus of Fresenius Medical Care AG) filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on August 7, 1996.

ITEM 2.         EXHIBITS.

                Certificate of Amendment of the Certificate of Incorporation of
                W. R. Grace & Co. under Section 805 of the New York Business Corporation Law dated September 27, 1996 (establishing the Class D Special Dividend Preferred Stock, incorporated herein by reference to the Form 8-K of Registrant filed with the Commission on October 15, 1996).

                Certificate of Amendment of the Certificate of Incorporation of
                W. R. Grace & Co. under Section 805 of the New York Business Corporation Law dated September 27, 1996 (changing the name to Fresenius National Medical Care Holdings, Inc., incorporated herein by reference to the Form 8-K of Registrant filed with the Commission on October 15, 1996).

                (Pursuant to Rule 12b-23(a)(3)(ii) under the Securities Exchange Act of 1934, as amended, the Joint Proxy Statement-Prospectus referred to in Item 1 has been incorporated by reference but need not be filed herewith.)
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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        FRESENIUS NATIONAL MEDICAL
                                        CARE HOLDINGS, INC.


                                        /s/    BEN J. LIPPS
                                        ------------------------------
                                        Name:  Ben J. Lipps
                                        Title: President



Date:   April 30, 1997